Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into the Registration Statement Nos. 333-271504 and 333-264330 filed on Form F-3, as amended, of our report dated March 14, 2024, relating to the consolidated financial statements of SFL Corporation Ltd. and subsidiaries (the “Company”) and the effectiveness of the Company's internal controls over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Ernst & Young AS

We have served as the Company’s auditor since 2023.

Oslo, Norway
March 14, 2024